As filed with the Securities and Exchange Commission on September 7, 2001 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    POINT.360
             (Exact name of registrant as specified in its charter)

                              California 95-4272619
          (State or other jurisdiction (I.R.S. Employer Identification of incorporation or organization) Number)


              7083 Hollywood Boulevard, Hollywood, California 90028 (Address of principal executive offices, including zip code)


                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                                  ALAN R. STEEL
              7083 Hollywood Boulevard, Hollywood, California 90028
                     (Name and address of agent for service)

                                 (323) 957-5500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             WILLIAM D. GOULD, ESQ.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                           Los Angeles, CA 90067-2367
                                 (310) 553-4441

                         CALCULATION OF REGISTRATION FEE

                                PROPOSED MAXIMUM    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES TO BE       AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
REGISTERED                      REGISTERED(1)       PER SHARE(2)        PRICE(2)              FEE(2)

Common Stock, no par value      300,000 shares      $1.27               $381,000              $95.25


----------

    (1) Pursuant to Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), this Registration Statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 1996 Stock Incentive Plan as a result of the anti-dilution adjustment provisions of the plan.

    (2) The registration fee of $95.25 for the 300,000 shares for which the offering price is not known, the proposed maximum offering price per share and maximum aggregate offering price were estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon a price of $1.65, which is the average of the high and low sales prices of the common stock on the Nasdaq National Market on September 5, 2001.

           INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENTS
                      REGISTRATION OF ADDITIONAL SECURITIES


         This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by Point.360, a California corporation (the "Company"), pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 300,000 shares of common stock that may be offered and sold under the Company's 1996 Stock Incentive Plan (the "Plan"). On February 26, 1998, the Company (under its prior name of VDI Media) filed with the Commission a Registration Statement on Form S-8 (Registration Statement No. 333-46923) relating to the registration of 900,000 shares of common stock under the Plan. On November 13, 2000, the Company (under its prior name of VDI MultiMedia) filed with the Commission a Registration Statement on Form S-8 (Registration Statement No. 333-49808) relating to the registration of an additional 1,700,000 shares of common stock under the Plan. The two previously filed Registration Statements that are described in the preceding two sentences currently are effective and are jointly referred to in this Registration Statement as the "Prior Registration Statements."

         The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.    Exhibit Description

     4.1 1996 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company's Amendment No. 3 to the Registration Statement on Form S-1 filed with the Commission on February 13, 1997).

     4.2    Amendment to the Company's 1996 Stock Incentive Plan.

     4.3    Amendment No. 2 to the Company's 1996 Stock Incentive Plan.

     5.1 Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.

     23.1   Consent  of  Troy & Gould  Professional  Corporation  (contained  in
            Exhibit 5.1).

     23.2   Consent of PricewaterhouseCoopers LLP.

     24.1   Power of attorney (contained on the signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of California, on this 28th day of August, 2001.

                                            POINT.360

                                            By:  /s/ R. Luke Stefanko
                                                 --------------------
                                                 R. Luke Stefanko
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints R. Luke Stefanko his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                   TITLE                                              DATE

/s/ R. Luke Stefanko        Chairman of the Board,                             August 28, 2001
----------------------      Chief Executive Officer, and Director
R. Luke Stefanko            (Principal Executive Officer)


/s/ Alan R. Steel           Executive Vice President,                          August 28, 2001
----------------------      Finance and Administration and
Alan R. Steel               Chief Financial Officer, Secretary and Treasurer
                            (Principal Financial and Accounting Officer)

/s/ Robert A. Baker         Director                                           August 28, 2001
-----------------------
Robert A. Baker

/s/ Gregory J. Hutchins     Director                                           August 28, 2001
-----------------------
Gregory J. Hutchins

/s/ Haig S. Bagerdjian      Director                                           August 28, 2001
-----------------------
Haig S. Bagerdjian

/s/ Robert M. Loeffler      Director                                           August 28, 2001
-----------------------
Robert M. Loeffler



                                  EXHIBIT INDEX


Exhibit No.       Exhibit Description

     4.1          1996  Stock  Incentive  Plan  (incorporated  by  reference  to
                  Exhibit  4.2  to  the   Company's   Amendment  No.  3  to  the
                  Registration Statement on Form S-1 filed with the Commission on February 13, 1997).

     4.2          Amendment to the Company's 1996 Stock Incentive Plan.

     4.3          Amendment No. 2 to the Company's 1996 Stock Incentive Plan.

     5.1 Opinion of Troy & Gould Professional Corporation with respect to the securities being registered.

     23.1         Consent of Troy & Gould Professional Corporation (contained in
                  Exhibit 5.1).

     23.2         Consent of PricewaterhouseCoopers LLP.

     24.1         Power of attorney (contained on the signature page hereto).